EXHIBIT 10.1

MERGER AGREEMENT

by and among

Amiworld, Inc.,

a Nevada corporation

and

Amiworld, Inc.,

a New York corporation

effective as of March 30, 2007

MERGER AGREEMENT

THIS AGREEMENT (hereinafter referred to as the “Agreement”), is effective as of March 30, 2007, by and among Amiworld, Inc., a Nevada corporation (“AMIWORLD - NV”), and Amiworld, Inc., a New York corporation (“AMIWORLD - NY”).

Premises

A.         This Agreement provides for the merger of AMIWORLD - NY with and into AMIWORLD - NV as the surviving entity, and in connection therewith, the conversion of the two outstanding classes of common stock of AMIWORLD - NY into shares of common voting stock of AMIWORLD - NV, all as set forth in the plan of merger, which shall be appended to the Articles of Merger (the “Articles of Merger”), substantially in the form attached hereto as Exhibit “A,” all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended. As used herein the term “Constituent Corporation” shall mean and refer to AMIWORLD - NY and the term “Surviving Corporation” shall mean and refer to AMIWORLD - NV.

B.          Management of AMIWORLD - NY and AMIWORLD - NV have agreed, subject to the terms and conditions set forth in this Agreement, and by these premises do hereby evidence the agreement, that it is desirable and in the best interest of each of said entities and their stockholders, that AMIWORLD - NY be merged into AMIWORLD - NV as the Surviving Corporation pursuant to the laws of the states of Nevada and New York and AMIWORLD - NY shall cease to exist. This Agreement is being entered into for the purposes of setting forth the terms and conditions of the proposed merger.

Agreement

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS AND WARRANTIES OF AMIWORLD - NY

As an inducement to, and to obtain the reliance of AMIWORLD - NV, AMIWORLD - NY represents and warrants as follows:

Section 1.1 Incorporation. AMIWORLD - NY is a New York corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has the power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the AMIWORLD - NY Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation of AMIWORLD - NY as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of AMIWORLD - NY’s Articles of Incorporation or Bylaws. AMIWORLD - NY has taken all required action by law, its Articles of Incorporation, Bylaws or otherwise to authorize the execution and delivery of this Agreement. AMIWORLD - NY has full power, authority and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws and otherwise to consummate the transactions herein contemplated.

Section 1.2 Capitalization. The authorized capitalization of AMIWORLD - NY consists of 1,000,000 common stock consisting of 300,000 shares of Class A Voting Common Stock, $.01 par value per share, and 700,000 shares of Class B Non-Voting Common Stock, $.01 par value per share. As of the Closing Date there will be 2,400 shares of Class A Voting Stock and 1,320 shares of Class B Non-Voting Stock issued and outstanding. All issued and outstanding securities are legally issued, fully paid and nonassessable, and are not issued in violation of the preemptive or other rights of any person.

Section 1.3 Subsidiaries AMIWORLD - NY does not have any subsidiaries and does not own, beneficially or of record, any interest of any other entity.

Section 1.4 Financial Statements. Included in the AMIWORLD - NY Schedules are the unaudited financial statements of AMIWORLD - NY as of December 31, 2006 and 2005.

(a)          the AMIWORLD - NY financial statements presents fairly as of its date the financial condition of AMIWORLD - NY. AMIWORLD - NY does not have, as of the date of such financial statements, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) that should be reflected in the financial statements or the notes thereto;

(b)          AMIWORLD - NY has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(c)          AMIWORLD - NY has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof;

(d)          The books and records, financial and others, of AMIWORLD - NY are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

(e)          Except as and to the extent disclosed in the most recent AMIWORLD - NY balance sheet and the AMIWORLD - NY Schedules, AMIWORLD - NY has no material contingent liabilities, direct or indirect, matured or unmatured.

Section 1.5 Information. The information concerning AMIWORLD - NY set forth in this Agreement and in the AMIWORLD - NY Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.6 Options or Warrants. There are no existing options, warrants, calls or commitments of any character relating to the authorized and unissued AMIWORLD - NY common stock or options, warrants, calls or commitments, if any, to which AMIWORLD - NY is not a party and by which it is not bound.

Section 1.7 Absence of Certain Changes or Events. Except as set forth in this Agreement or the AMIWORLD - NY Schedules, since December 31, 2006:

(a)         there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of AMIWORLD - NY; or (ii) any damage, destruction or loss to AMIWORLD - NY (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of AMIWORLD - NY;

(b)          AMIWORLD - NY has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to its shareholders or purchased or redeemed or agreed to purchase or redeem any of its common stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of AMIWORLD - NY; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors, shareholders or employees;

(c)         AMIWORLD - NY has not: (i) granted or agreed to grant any options, warrants or other rights for its common stock, bonds or other securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability

(absolute or contingent) other than current liabilities reflected in or shown on the most recent AMIWORLD - NY balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of AMIWORLD - NY; or (vi) issued, delivered or agreed to issue or deliver any securities, including debentures (whether authorized and unissued or held as treasury stock); and

(d)        to the best knowledge of AMIWORLD - NY, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of AMIWORLD - NY.

Section 1.8 Title and Related Matters. AMIWORLD - NY has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal, including the Patents and Technical Information (as defined hereinafter), copyrights, trademarks, service marks and tradenames (collectively, the “Assets”) which are reflected in the most recent AMIWORLD - NY balance sheet and the AMIWORLD - NY Schedules or acquired after that date (except properties, interest in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the AMIWORLD - NY Schedules. Except as set forth in the AMIWORLD - NY Schedules, AMIWORLD - NY owns free and clear of any liens, claims, encumbrances, royalty interest or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with AMIWORLD - NY’s business. Except as set forth in the AMIWORLD - NY Schedules, no third party has any right to, and AMIWORLD - NY has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions, income or business prospects of AMIWORLD - NY or any material portion of its properties, assets or rights.

Section 1.9 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened by or against AMIWORLD - NY or affecting AMIWORLD - NY or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition, income or business prospects of AMIWORLD - NY. AMIWORLD - NY does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.10 Contracts.

(a)         Except as included or described in the AMIWORLD - NY Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which AMIWORLD - NY is a party or by which it or any of its assets, products, technology or properties are bound;

(b)        AMIWORLD - NY is not a party to or bound by, and the properties of AMIWORLD - NY are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as AMIWORLD - NY can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of AMIWORLD - NY;

(c)         Except as included or described in the AMIWORLD - NY Schedules or reflected in the most recent AMIWORLD - NY balance sheet, AMIWORLD - NY is not a party to any oral or written: (i) contract for the employment of any officer, director, shareholder or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which AMIWORLD - NY is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of AMIWORLD - NY; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

(d)        All contracts, agreements, franchises, license agreements and other commitments to which AMIWORLD - NY is a party or by which its properties are bound and which are material to the operations of AMIWORLD - NY taken as a whole, are valid and enforceable by AMIWORLD - NY in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

Section 1.11 Material Contract Defaults. To the best of AMIWORLD - NY’s knowledge and belief, AMIWORLD - NY is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of AMIWORLD - NY, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which AMIWORLD - NY has not taken adequate steps to prevent such a default from occurring.

Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which AMIWORLD - NY is a party or to which any of its properties or operations are subject.

Section 1.13 Governmental Authorizations. To the best of AMIWORLD - NY’s knowledge, AMIWORLD - NY has all licenses, franchises, permits or other governmental authorizations that AMIWORLD - NY is legally required to have to enable AMIWORLD - NY to conduct its business in all material respects as conducted on the date hereof. No authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by AMIWORLD - NY of this Agreement and the consummation by AMIWORLD - NY of the transactions contemplated hereby.

Section 1.14 Compliance With Laws and Regulations. To the best of AMIWORLD - NY’s knowledge, AMIWORLD - NY has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of AMIWORLD - NY or would not result in AMIWORLD - NY’s incurring any material liability.

Section 1.15 Insurance. All of the insurable properties of AMIWORLD - NY are insured for AMIWORLD - NY’s benefit in accordance with the insurance policies disclosed in the AMIWORLD - NY Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

Section 1.16 Approval of Agreement. The Board of Directors of AMIWORLD - NY have authorized the execution and delivery of this Agreement by AMIWORLD - NY, have approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the shareholders of AMIWORLD - NY for their approval with the recommendation that the merger be aprroved.

Section 1.17 Material Transactions or Affiliations. Except as disclosed herein and in the AMIWORLD - NY Schedules, there exists no material contract, agreement or arrangement between AMIWORLD - NY and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by AMIWORLD - NY to own beneficially, ten percent (10%) or more of the common stock of AMIWORLD - NY and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to AMIWORLD - NY than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by AMIWORLD - NY, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 1.18 Labor Relations. AMIWORLD - NY has never had a work stoppage resulting from labor problems. To the best knowledge of AMIWORLD - NY, no union or other collective bargaining organization is organizing or attempting to organize any employee of AMIWORLD - NY.

Section 1.19 Previous Sales of Securities. Since inception, AMIWORLD - NY has sold common stock to investors in reliance upon applicable exemptions from the registration requirements under federal and state securities laws. All such sales (the “Sales”) were made to a limited number of investors in reliance on and in conformity with the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and in reliance and in conformity with exemptions from registration in all states where offers and/or sales occurred. Included in the AMIWORLD - NY Schedules are copies of all material documentation and information relating to the Sales. With respect to the Sales:

(a)         all prospective investors were provided, prior to their investment, all material information with respect to the investment, including any information necessary to make the materials provided not misleading;

(b)        neither AMIWORLD - NY nor any person acting on its behalf offered or sold securities of AMIWORLD - NY by any form of general solicitation or general advertising;

(c)         immediately prior to making any Sale, AMIWORLD - NY reasonably believed that each purchaser was an accredited investor; and

(d)        the descriptive material and all other information, whether written or oral, provided to prospective investors in the Sales did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 1.20 AMIWORLD - NY Schedules. At the Closing, AMIWORLD - NY will deliver to AMIWORLD - NV the following schedules, which are collectively referred to as the “AMIWORLD - NY Schedules” and which consist of separate schedules dated as of the Closing Date and instruments and data as of such date, all certified by the chief executive officer of AMIWORLD - NY as complete, true and correct:

(a)         a schedule containing complete and correct copies of the Articles of Incorporation, Bylaws and all minutes of the Board of Directors and shareholders of AMIWORLD - NY as of the date of the Closing;

(b)         a schedule including the financial statements of AMIWORLD - NY identified in Section 1.4;

(c)         a schedule containing a list indicating the name and address of each shareholder of AMIWORLD - NY, together with the number of shares owned by him, her or it;

(d)         copies of all licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which AMIWORLD - NY carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of AMIWORLD - NY);

(e)         a schedule containing a list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $10,000 as may affect AMIWORLD - NY, its properties or assets;

(f)         a list of all executive employees of AMIWORLD - NY, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

(g)         a schedule containing a description of all real and personal property owned by AMIWORLD - NY, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

(h)         a schedule containing true and correct copies of all material contracts, leases, agreements or other instruments to which AMIWORLD - NY is a party or by which it or its properties are bound, specifically including all contracts, agreements or arrangements referred to in Section 1.17;

(i)          a schedule showing the name and location of each bank or other institution with which AMIWORLD - NY has an account or safety deposit box and the names of all persons authorized to draw thereon or having access thereto;

(j)          a schedule containing a list of all Patents, Technical Information, copyrights, trademarks, service marks and trade names that are pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of any products or services used in the business of AMIWORLD - NY and in which either AMIWORLD - NY or AMIWORLD - NY’s shareholders has or previously had any direct or indirect, equitable or legal right or interest and all pertinent documentation;

(k)         a copy of all material documentation relating to the sale of restricted securities by AMIWORLD - NY to its present shareholders;

(l)	a schedule listing the insurance policies referred to in Section 1.15;

(m)       a schedule setting forth a description of any material adverse change in the business operations, property, inventory, assets or condition of AMIWORLD - NY since the most recent AMIWORLD - NY balance sheet required to be provided pursuant to Section 1.4 hereof;

(n)         a schedule containing the federal income tax returns of AMIWORLD - NY identified in Section 1.4(c) for the fiscal years ended December 31, 2006 and 2005, respectively;

(o)         a schedule setting forth any other information, together with any required copies of documents required to be disclosed in the AMIWORLD - NY Schedules by Section 1.1 through Section 1.19 hereof.

AMIWORLD - NY shall cause the AMIWORLD - NY Schedules and the instruments and data delivered to AMIWORLD - NV hereunder to be updated after the date hereof up to and including the Effective Date, as hereinafter defined.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF AMIWORLD - NV

As an inducement to, and to obtain the reliance of AMIWORLD - NY, AMIWORLD - NV represents and warrants as follows:

Section 2.1 Incorporation. AMIWORLD - NV is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the

AMIWORLD - NV Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation and Bylaws of AMIWORLD - NV as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of AMIWORLD - NV’s Articles of Incorporation or Bylaws. AMIWORLD - NV has taken all action required by law, its Articles of Incorporation, its Bylaws or otherwise to authorize the execution and delivery of this Agreement. AMIWORLD - NV has full power, authority and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws or otherwise to consummate the transactions herein contemplated.

Section 2.2 Capitalization. The authorized capitalization of AMIWORLD - NV consists of One Hundred Seventy Five Million (175,000,000) shares of Common Stock, par value $.001, of which Three Hundred Forty Seven Thousand One Hundred Ninety One (347,191) shares are issued and are outstanding (the “Shares”) and Twenty-Five Million (25,000,000) shares of Preferred Stock, par value $.001 per share, none of which are issued or outstanding. The Shares have been duly authorized, validly issued, are fully paid and non-assessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by the AMIWORLD - NV in compliance with all applicable state and federal laws.

Section 2.3 Subsidiaries. AMIWORLD - NV does not have any subsidiaries and does not own, beneficially or of record, any other corporation.

Section 2.4 Financial Statements.

(a)         Included in the AMIWORLD - NV Schedules are the unaudited financial statements for the years ended December 31, 2006, which are included in the schedules identified in Section 2.18(b);

(b)        All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The AMIWORLD - NV financial statements present fairly as of their respective dates the financial condition of AMIWORLD - NV. AMIWORLD - NV did not have as of the date of any of such AMIWORLD - NV balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of AMIWORLD - NV, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(c)         The books and records, financial and others, of AMIWORLD - NV are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

(d)        AMIWORLD - NV has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(e)         AMIWORLD - NV has filed all state, federal or local income tax returns required to be filed by it from inception to the date hereof; and

(f)         The most recent AMIWORLD - NV balance sheet and the notes thereto, reflect that AMIWORLD - NV has: (i) no receivables; (ii) no accounts payable; and (iii) no contingent liabilities, direct or indirect, matured or unmatured.

Section 2.5 Information. The information concerning AMIWORLD - NV as set forth in this Agreement and in the AMIWORLD - NV Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.6 Absence of Certain Changes or Events. Except as described herein or in the AMIWORLD - NV Schedules, since December 31, 2006:

(a)         there has not been: (i) any material adverse change in the business, operations, properties, assets or condition, of AMIWORLD - NV or any damage, destruction or loss to AMIWORLD - NV (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of AMIWORLD - NV;

(b)        AMIWORLD - NV has not: (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of AMIWORLD - NV; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) paid or agreed to pay any compensation payable or to become payable by it to any of its officers or directors or any employee; or (viii) made any payment to any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees;

(c)         AMIWORLD - NV has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent AMIWORLD - NV balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights; (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of AMIWORLD - NV; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)        to the best knowledge of AMIWORLD - NV, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of AMIWORLD - NV.

Section 2.7 Title and Related Matters. AMIWORLD - NV owns no real property. AMIWORLD - NV has good title to all of the assets which are reflected in the AMIWORLD - NV balance sheet, if any, or acquired after that date (except assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except statutory liens or claims not yet delinquent or as described in the AMIWORLD - NV Schedules.

Section 2.8 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of AMIWORLD - NV’s knowledge and belief, threatened by or against or affecting AMIWORLD - NV, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of AMIWORLD - NV. AMIWORLD - NV does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

Section 2.9 Contracts.

(a)         Except as included or described in the AMIWORLD - NV Schedules, there are no material contracts, agreements, franchises, license agreements, or other commitments to which AMIWORLD - NV is a party or by which it or any of its properties are bound;

(b)        AMIWORLD - NV is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as AMIWORLD - NV can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of AMIWORLD - NV;

(c)         AMIWORLD - NV is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of AMIWORLD - NV; or (viii) contract, agreement, or other commitment involving payments by it of more than $1,000 in the aggregate; and

(d)        All contracts, agreements, franchises, license agreements and other commitments to which AMIWORLD - NV is a party or by which its properties are bound and which are material to the operations of AMIWORLD - NV taken as a whole, are valid and enforceable by AMIWORLD - NV in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

Section 2.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which AMIWORLD - NV is a party or to which any of its properties or operations are subject.

Section 2.11 Material Contract Defaults. To the best of AMIWORLD - NV’s knowledge and belief, AMIWORLD - NV is, except as disclosed in the AMIWORLD - NV Schedules, not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of AMIWORLD - NV, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which AMIWORLD - NV has not taken adequate steps to prevent such a default from occurring.

Section 2.12 Governmental Authorizations. To the best of AMIWORLD - NV’s knowledge, AMIWORLD - NV has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by AMIWORLD - NV of the transactions contemplated hereby.

Section 2.13 Compliance With Laws and Regulations. To the best of AMIWORLD - NV’s knowledge and belief, AMIWORLD - NV has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of AMIWORLD - NV or would not result in AMIWORLD - NV’s incurring any material liability.

Section 2.14 Insurance. All of the insurable properties of AMIWORLD - NV, if any, are insured for AMIWORLD - NV’s benefit in accordance with the insurance policies disclosed in the AMIWORLD - NV Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date, as hereinafter defined.

Section 2.15 Approval of Agreement. The Board of Directors of AMIWORLD - NV has authorized the execution and delivery of this Agreement by AMIWORLD - NV and has approved the transactions contemplated hereby, and approved the submission of this Agreement and the transactions contemplated hereby to the shareholders of AMIWORLD - NV. Further, the stockholders of AMIWORLD - NV do not have dissenters’ rights, rights of appraisal or preemptive rights with respect to the authorization, approval, execution and completion of the transactions contemplated by this Agreement.

Section 2.16 Material Transactions or Affiliations. There exists no material contract, agreement or arrangement between AMIWORLD - NV and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by AMIWORLD - NV to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of AMIWORLD - NV and which is to be performed in whole or in part after the date hereof. AMIWORLD - NV has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

Section 2.17 Labor Relations. AMIWORLD - NV has never had a work stoppage resulting from labor problems. AMIWORLD - NV has no employees other than its officers and directors.

Section 2.18 AMIWORLD - NV Schedules. AMIWORLD - NV has delivered to AMIWORLD - NY the following schedules, which are collectively referred to as the “AMIWORLD - NV Schedules” which are dated the date of this Agreement, all certified by an officer of AMIWORLD - NV to be complete, true and accurate:

(a)         a schedule containing complete and correct copies of the Articles of Incorporation and Bylaws of AMIWORLD - NV as in effect as of the date of this Agreement;

(b)         a schedule containing copies of all financial statements of AMIWORLD - NV identified in Section 2.4(a);

(c)        a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of AMIWORLD - NV since December 31, 2006 required to be provided pursuant to Section 2.6 hereof; and

(d)         a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the AMIWORLD - NV Schedules by Section 2.1 through Section 2.17 hereof.

AMIWORLD - NV shall cause the AMIWORLD - NV Schedules and the instruments to be delivered to AMIWORLD - NY hereunder to be updated after the date hereof up to and including the Effective Date.

ARTICLE III

ARTICLES OF MERGER

Section 3.1 The Merger. Pursuant to the Articles of Merger, AMIWORLD - NY will be merged with and into AMIWORLD - NV, the latter of which shall survive the merger as the Surviving Corporation. The issued and outstanding Class A and Class B common stock of AMIWORLD - NY shall be converted equally into shares of AMIWORLD - NV voting common stock, par value $0.001 per share (the “Exchanged AMIWORLD - NV Shares”), as follows:

(a)          Immediately prior to the Closing Date, AMIWORLD - NV shall have issued and delivered 372,000 shares of Exchanged AMIWORLD - NV Shares to the AMIWORLD - NY shareholders in exchange for an aggregate of 3,720 common stock of AMIWORLD - NY, representing one hundred percent (100%) of the issued and outstanding common stock of AMIWORLD - NY. At the Closing, the Exchanged AMIWORLD - NV Shares shall be issued to the shareholders of AMIWORLD - NY immediately prior to the Closing (the “AMIWORLD - NY Shareholders”) on a pro rata basis, regardless of whether the respective shareholder owns Class A or Class B Common Stock of AMIWORLD - NY. AMIWORLD - NV shall not issue or exchange any fractional shares or shares in the Exchanged AMIWORLD - NV Shares in connection with the foregoing conversion. If any of the AMIWORLD - NY Shareholders would otherwise be entitled to a fractional share on exchange of such shares, AMIWORLD - NV shall round the number of shares of the Exchanged AMIWORLD - NV Shares to be issued to such AMIWORLD – NY Shareholder to the nearest whole share. In the event that the number of issued and outstanding AMIWORLD - NY common stock shall be different at the Closing Date, as hereinafter defined, the common stock of AMIWORLD - NV to be issued to the AMIWORLD - NY Shareholders, pursuant hereto, shall be adjusted accordingly on a pro rata basis, but in no event shall AMIWORLD - NV issue less than 372,000 shares of Exchanged AMIWORLD - NV Shares to the AMIWORLD - NY Shareholders.

(b)        After the Effective Date of the merger, each AMIWORLD - NY Shareholder shall, on the surrender of his or her certificate or certificates representing such AMIWORLD - NY common stock (together with an investment letter in a form acceptable to AMIWORLD - NV) to the registrar and transfer agent of AMIWORLD - NV, be entitled to receive a certificate or certificates evidencing shares of the Exchanged AMIWORLD - NV Shares as provided herein. On the Effective Date of the merger, all previously issued and outstanding common stock of AMIWORLD - NY shall be canceled and all rights in respect thereof shall cease.

Section 3.2 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall be as of March __, 2007 (“Closing Date”), unless a different date is mutually agreed to in writing by the parties hereto.

Section 3.3 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.4 Effective Date. As soon as practicable following consummation of the transactions contemplated hereby on the Closing Date, Articles of Merger and a Certificate of Merger, as the case may be, setting forth the Plan of Merger and other matters required by the corporate statutes of the states of Nevada and New York, as applicable, to complete the merger of AMIWORLD - NV and AMIWORLD - NY, shall be filed with the Secretary of State of Nevada and New York. The “Effective Date” of the merger shall be March __, 2007, the effective date as defined in the Plan of Merger, unless a different date is mutually agreed to in writing by the parties hereto.

Section 3.5 Termination.

(a)         This Agreement may be terminated by the Board of Directors of AMIWORLD - NV or the Board of Directors of AMIWORLD - NY at any time prior to the Effective Date if:

(i)         there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the merger and consolidation contemplated by this Agreement; or

(ii)        any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such Board of Directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the merger and consolidation.

In the event of termination pursuant to this subparagraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated.

(b)        This Agreement may be terminated at any time prior to the Effective Date by action of the Board of Directors of AMIWORLD - NV if AMIWORLD - NY shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of AMIWORLD - NY contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this subparagraph (b) of this Section 3.5, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

(c)         This Agreement may be terminated at any time prior to the Effective Date by action of the Board of Directors of AMIWORLD - NY if AMIWORLD - NV shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of AMIWORLD - NV contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this subparagraph (c) of this Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

Section 3.6 Directors of Surviving Corporation. The Board of Directors of the Surviving Corporation shall consist of four directors, including Takahito Sakagami, Mamoru Saito, Yuji Adachi and Ingrely Veitia, who shall be appointed in accordance with procedures set forth in the AMIWORLD - NV Bylaws. Each of the directors shall hold office until his successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

Section 3.7 Officers of the Surviving Corporation. The names of the Officers of the Surviving Corporation who shall hold office subject to the Bylaws of the Surviving Corporation are as follows:

NAME	OFFICE

Takahito Sakagami	President

Mamoru Saito	Chief Executive Officer, Secrtary

Ingrely Veitia	Treasurer, Chief Financial Officer

Section 3.8 Effect of Merger. On the Effective Date of the merger, AMIWORLD - NY shall cease to exist and shall be merged with and into the Surviving Corporation, in accordance with the provisions of this Agreement and in accordance with the provisions of, and with the effect provided in the corporation laws of the State of Nevada. The Surviving Corporation shall possess all the rights, privileges, powers, franchises, trust and fiduciary duties, powers and obligations, and be subject to all the restrictions, obligations and duties of each AMIWORLD – NV and AMIWORLD - NY, and all the rights, privileges, powers, franchises, trust and fiduciary rights, powers, duties and obligations of AMIWORLD - NV and AMIWORLD - NY; and all property, real, personal and mixed, and all debts due to AMIWORLD - NV and AMIWORLD - NY on whatever account, and all other things belonging to each AMIWORLD - NV and AMIWORLD - NY shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall thereafter be the property of the Surviving Corporation as they were of AMIWORLD - NV and AMIWORLD - NY; and the title to any real estate, whether vested by deed or otherwise, in either AMIWORLD – NV or AMIWORLD - NY shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon any property of either AMIWORLD - NV or AMIWORLD - NY shall be preserved unimpaired, and all debts, liabilities and duties of AMIWORLD - NV and AMIWORLD – NY shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation. The Articles of Incorporation and Bylaws of AMIWORLD - NV shall remain those of the Surviving Corporation.

ARTICLE IV

SPECIAL COVENANTS

Section 4.1 Stockholder Meeting of AMIWORLD - NY. AMIWORLD - NY shall, at a meeting of its shareholders duly called by the Board of Directors of AMIWORLD - NY, to be held as soon as practicable following execution of this Agreement, or pursuant to a unanimous consent of the shareholders of AMIWORLD - NY, present for the authorization and approval of the shareholders of AMIWORLD - NY, in accordance with the applicable provisions of the laws of the State of New York, this Agreement and the consummation of the transactions contemplated with AMIWORLD - NV as set forth herein.

Section 4.2 Stockholder Meeting of AMIWORLD - NV. AMIWORLD - NV shall, at a meeting of its stockholders duly called by the Board of Directors of AMIWORLD - NV, to be held as soon as practicable following execution of this Agreement, or pursuant to a unanimous consent of the stockholders, present for the authorization and approval of the stockholders of AMIWORLD - NV in accordance with the applicable provisions of the laws of the State of Nevada, this Agreement and the consummation of the transactions contemplated with AMIWORLD - NY as set forth herein

Section 4.3 Access to Properties and Records. AMIWORLD - NV and AMIWORLD - NY will each afford to the management and authorized representatives of the other full access to the properties, books and records of AMIWORLD - NV and AMIWORLD - NY, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of AMIWORLD - NV and AMIWORLD - NY, as the case may be, as the other shall from time to time reasonably request.

Section 4.4 Availability of Rule 144. Each of the parties acknowledge that the stock of AMIWORLD - NV to be issued pursuant to this Agreement will be “restricted securities,” as that term is defined in Rule 144 promulgated pursuant to the Securities Act. AMIWORLD - NV is under no obligation, except as set forth herein, to register such shares under the Securities Act. Notwithstanding the foregoing, however, AMIWORLD - NV will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding AMIWORLD - NV so as to make available to the shareholders of AMIWORLD - NV the provisions of Rule 144 pursuant to subparagraph (c)(2) thereof; and (b) within ten (10) days of any written request of any stockholder of AMIWORLD - NV, AMIWORLD - NV will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of AMIWORLD - NV holding restricted securities of AMIWORLD - NV as of the date of this Agreement, and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.4 shall survive the Closing and the consummation of the transactions herein contemplated.

Section 4.5 Information for AMIWORLD - NV Registration Statement and Public Reports. AMIWORLD - NY and the AMIWORLD - NY Shareholders will furnish AMIWORLD - NV with all information concerning AMIWORLD - NY and the AMIWORLD - NY Shareholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by AMIWORLD - NV pursuant to the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”), or any other applicable federal or state law. AMIWORLD - NY represents and warrants to AMIWORLD - NV that, to the best of its knowledge and belief, all information so furnished for either such registration statement or other public release by AMIWORLD - NV, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

Section 4.6 Special Covenants and Representations Regarding the Exchanged AMIWORLD - NV Shares. The consummation of this Agreement, the Plan of Merger and the transactions herein contemplated, including the issuance of the Exchanged AMIWORLD - NV Shares to the shareholders of AMIWORLD - NY as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the AMIWORLD - NY shareholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, AMIWORLD - NY shall cause to be delivered, and the AMIWORLD - NY Shareholders shall deliver to AMIWORLD - NV, letters of representation in the form attached hereto as Exhibit “B.”

Section 4.7 Third Party Consents. AMIWORLD - NV and AMIWORLD - NY agree to cooperate with each other in order to obtain any required third party consents to this Agreement, the Plan of Merger and the transactions herein and therein contemplated.

Section 4.8 Actions Prior to Closing.

(a)          From and after the date of this Agreement until the Effective Date and except as set forth in the AMIWORLD - NV or AMIWORLD - NY Schedules or as permitted or contemplated by this Agreement, AMIWORLD - NV and AMIWORLD - NY, respectively, will each:

(i)          carry on its business in substantially the same manner as it has heretofore;

(ii)        maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii)       maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv)       perform in all material respects all of its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

(v)        use its best efforts to maintain and preserve its business organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

(vi)       fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

(b)         From and after the date of this Agreement until the Effective Date, neither AMIWORLD - NV nor AMIWORLD - NY will:

(i)           except as otherwise specifically set forth herein, make any change in their respective Articles of Incorporation or Bylaws, or Articles of Incorporation or Bylaws, as applicable;

(ii)        take any action described in Section 1.7 in the case of AMIWORLD - NY, or in Section 2.6, in the case of AMIWORLD - NV (all except as permitted therein or as disclosed in the applicable party’s schedules); or

(iii)       enter into or amend any contract, agreement or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement or other instrument in the ordinary course of business involving the sale of goods or services.

Section 4.9 Indemnification.

(a)         AMIWORLD - NY and its officers and directors hereby agree to indemnify AMIWORLD - NV and each of the officers, agents and directors of AMIWORLD - NV as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b)        AMIWORLD - NV and its officers and directors hereby agrees to indemnify AMIWORLD - NY and each of its officers, directors, agents and current shareholders as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4 (d) and with regard to the representation set forth in Section 7.1 hereof regarding finders fees. The indemnification provided for in this Paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF AMIWORLD - NV

The obligations of AMIWORLD - NV under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.1 Accuracy of Representations. The representations and warranties made by AMIWORLD - NY in this Agreement were true when made and shall be true at the Effective Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and AMIWORLD - NY shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by AMIWORLD - NY prior to or at the Closing. AMIWORLD - NV shall be furnished with a certificate, signed by a duly authorized officer of AMIWORLD - NY and dated the Closing Date, to the foregoing effect.

Section 5.2 Shareholder Approval. The shareholders of AMIWORLD - NY shall have approved the proposed Plan of Merger and the transactions contemplated thereby as described in Section 4.1.

Section 5.3 Officer’s Certificate. AMIWORLD - NV shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of AMIWORLD - NY to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of AMIWORLD - NY, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the AMIWORLD - NY Schedules, by or against AMIWORLD - NY which might result in any material adverse change in any of the assets, properties, business or operations of AMIWORLD - NY.

Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of AMIWORLD - NY.

Section 5.5 Other Items. AMIWORLD - NV shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as AMIWORLD - NV may reasonably request.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF AMIWORLD - NY

The obligations of AMIWORLD - NY under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.1 Accuracy of Representations. The representations and warranties made by AMIWORLD - NV in this Agreement were true when made and shall be true as of the Effective Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and AMIWORLD - NV shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by AMIWORLD - NV prior to or at the Closing. AMIWORLD - NY shall have been furnished with a certificate, signed by a duly authorized executive officer of AMIWORLD - NV and dated the Closing Date, to the foregoing effect.

Section 6.2 Stockholder Approval. The stockholders of AMIWORLD - NV shall have approved the proposed Plan of Merger and the transactions contemplated thereby as described in Section 4.2.

Section 6.3 Officer’s Certificate. AMIWORLD - NY shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of AMIWORLD - NV to the effect that no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of AMIWORLD - NV, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the AMIWORLD - NV Schedules, by or against AMIWORLD - NV which might result in any material adverse change in any of the assets, properties, business or operations of AMIWORLD - NV.

Section 6.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of AMIWORLD - NV.

Section 6.5 Other Items. AMIWORLD - NY shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as AMIWORLD - NY may reasonably request.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Brokers and Finders. Each party represents to every other party that all brokers or finders who have acted for it in connection with this Agreement have been satisfied in full and that no other obligations need to be satisfied as of the date of this Agreement. In the event it is determined that any party is obligated to any other party to pay a broker or finder relevant to the transaction described herein, AMIWORLD - NV agrees to indemnify AMIWORLD - NY for any such obligation, including reasonable attorneys fees.

Section 7.2 Law. Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada. The parties agree that any dispute arising under this Agreement, whether during the term of the Agreement or at any subsequent time, shall be resolved exclusively in the courts of the State of Nevada and the parties hereby submit to the jurisdiction of such courts for all purposes provided herein and appoint the Secretary of State of the State of Nevada as agent for service of process for all purposes provided herein.

Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed to the other party at the address indicated hereinabove or such other address as a party may so indicate to the other in the future.

Section 7.4 Attorneys’ Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the merger contemplated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, shareholder or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 7.7 Third Party Beneficiaries. This contract is solely among AMIWORLD - NV and AMIWORLD - NY and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date of the merger and the consummation of the transactions herein contemplated.

Section 7.10 Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

7.13 Expenses. Each of the parties to this Agreement shall bear all of its own expenses incurred by it in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

7.15 Benefit. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) has been afforded the opportunity to negotiate as to any and all terms hereof; and (d) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

7.21 Litigation by Third Parties. In the event that suit is brought by a third party to enjoin or otherwise interfere with the consummation of the transactions contemplated herein, the parties agree that the bringing of such litigation shall not entitle any party hereto to terminate the within Agreement, but that the parties shall bring an action for declaratory relief before a court of competent jurisdiction and shall terminate this Agreement if such court adjudges termination to be required by the rights of such third party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

AMIWORLD, INC., a Nevada corporation By: s/Mamoru Saito Mamoru Saito President
AMIWORLD, INC. a New York corporation By: s/Takahito Sakagami Takahito Sakagami President